UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

WESTERN ALLIANCE BANCORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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This Amendment No. 1 to Schedule 14A amends Western Alliance Bancorporation’s definitive proxy statement for its 2014 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 2, 2014, solely by replacing footnote 19 on page 44 under the section entitled “Security Ownership of Certain Beneficial Owners, Directors Executive Officers” with the following:

(19) Mr. Sarver’s share ownership includes: (i) 30,000 shares held by Mr. Sarver’s spouse over which he disclaims all beneficial ownership, (ii) 5,000 shares held by Mr. Sarver’s children over which he disclaims all beneficial ownership, (iii) 225,000 shares subject to exercisable stock options, (iv) 189,822 shares held by a limited partnership, (v) 33,105 shares held by a corporation. Includes 1,229,977 shares pledged or held in a margin account.